                                  Schedule A
                 TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:    Transamerica ING Mid Cap Growth                Security Description: Secondary Offering

Issuer:  Laredo Petroleum Holdings        Offering Type: US Registered
                                          (US Registered. Eligible Muni. Eligible Foreign, 144A)

                                                                                                              In Compliance
                  REQUIRED INFORMATION                 ANSWER              APPLICABLE RESTRICTION               (Yes/No)
     ----------------------------------------------- ----------- -------------------------------------------- -------------
1.   Offering Date                                    8/12/13    None                                              N/A

2.   Trade Date                                       8/13/13    Must be the same as #1                            No

3.   Unit Price of Offering                            23.75     None                                              N/A

4.   Price Paid per Unit                               23.75     Must not exceed #3                                Yes

5.   Years of Issuer's Operations                      7 vrs.    Must be at least three years *                    Yes

6.   Underwriting Type                                  firm     Must be firm                                      Yes

7.   Underwriting Spread                               $22.98    Sub-Adviser determination to be made              N/A

8.   Total Price paid by the Fund                     $607.050   None                                              N/A

9.   Total Size of Offering                          13,000,000  None
                                                        shrs                                                       N/A

10.  Total Price Paid by the Fund plus Total Price
     Paid for same securities purchased by the same
     Sub-Adviser for other investment companies        6.153%    #10 divided by #9 must not exceed 25% **          Yes

11.  Underwriter(s) from whom the Fund
     purchased (attach a list of all syndicate
     members)                                         Attached   Must not include Sub-Adviser affiliates ***       Yes

12.  If the affiliate was lead or co-lead manager,
     was the instruction listed below given to the
     broker(s) named in #11? ****                       N/A      Must be "Yes" or "N/A"                            N/A

The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

                                                      ING Investment Management

*Carve Out Letter and Prospectus attached: to verify no credit was received for the transaction and list of underwriters*

                                                  [Graphics Appear Here]
                                                  -------------------
                                                           Sub-Adviser

* Not applicable to munis. In the case of munis, (a) they must be sufficiently liquid that they can be sold at or near their carrying value within a reasonably short period of time and (b) either: (i) they must be subject to no greater than moderate credit risk; or (ii) if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, they must be subject to a minimal or low amount of credit risk. With respect to (b), circle (i) or (ii) whichever is met.
** If an eligible Rule 144A offering, must not exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering
*** For munis purchased from syndicate manager, check box to confirm that the purchase was not designated as a group sale. [  ]
****The Sub-Adviser's affiliate cannot receive any credit for the securities purchased on behalf of the Fund.

 LOGO

                                August 13, 2013

ING U.S. Investment Management
230 Park Avenue
New York, NY 10169

Re:  Laredo Petroleum Holdings, Inc.
     ING U.S. Investment Management
     800,000 Shares

Attn: Trading

This is to confirm that the securities sold in the above captioned underwriting purchased by ING Investment Management Co. LLC ("IIM") for certain mutual funds, have not been credited to securities allocated to ING Financial Markets, ING Securities or an IIM affiliate (collectively, ING Entity") or to an interest of an ING Entity in the pool. The ING Entity has not received a selling concession with respect to securities purchased by IIM in the underwriting.

This is further to confirm that the securities have been purchased prior to the end of the first day on which sales have been made, at a price that is not more that the price paid by each other purchaser of securities in the offering.

Please contact me, robert.cash@jpmorgan.com at (212) 622-2614 with any questions.

Sincerely,

J.P.Morgan Securities LLC

BY:     /s/ Robert.P. Gash
        -------------------------
NAME:   Robert.P. Gash
TITLE:  Executive Director

             183 Madison Avenue, Floor 4, New York. New York 10179

                          J.P Morgan Securities Inc.

                                 Filed pursuant to Rule 424(b)(5) and 424(b)(7)
                                                        SEC File No. 333-187479

Prospectus supplement (To prospectus dated March 22, 2013)

16,000,000 shares

[LOGO OF LAREDO PETROLEUM]

Common stock

We are offering 13,000,000 shares of our common stock. The selling stockholders identified in this prospectus supplement are offering an additional 3,000,000 shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange under the symbol "LPI." On August 12, 2013, the last reported sale price of our common stock on the New York Stock Exchange was $24.35 per share.

                                                       Per Share    Total
                                                       --------- ------------
   Public offering price.............................. $23.7500  $380,000,000
   Underwriting discounts and commissions............. $ 0.7719  $ 12,350,400
   Proceeds, before expenses, to us................... $22.9781  $298,715,300
   Proceeds, before expenses, to selling stockholders. $22.9781  $ 68,934,300

Certain of the selling stockholders have granted the underwriters a 30-day option to purchase up to an additional 2,400,000 shares of common stock.

Investing in our common stock involves risks. See "Risk factors" beginning on page S-16 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares will be made to investors on or about August 19, 2013.

J.P. Morgan

                 Goldman, Sachs & Co.

                                   BofA Merrill Lynch

                                                     Wells Fargo Securities

 Barclays                                                 BMO Capital Markets
 Citigroup                                             Capital One Southcoast
                                                                Credit Suisse

 BB&T Capital Markets                                         BBVA Securities
 BOSC, Inc.                                               Comerica Securities
 ING                                                Mitsubishi UFJ Securities
 Scotiabank / Howard Weil                                    SOCIETE GENERALE
 SunTrust Robinson Humphrey

August 12, 2013.